CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 40 to Registration Statement No. 033-32704 on Form N-4 of our report dated February 21, 2007, relating to the financial statements and financial highlights of Pacific Select Variable Annuity Separate Account, comprised of International Value, International Small-Cap, Equity Index, Small-Cap Index, Diversified Research, Equity, American Funds® Growth-Income, American Funds Growth, Large-Cap Value, Technology, Short Duration Bond, Concentrated Growth, Diversified Bond, Growth LT, Focused 30, Health Sciences, Mid Cap Value, Large-Cap Growth (formerly Blue Chip), Capital Opportunities, International Large-Cap, Fasciano Small Equity, Small-Cap Value, Multi-Strategy, Main Street® Core, Emerging Markets, Managed Bond, Inflation Managed, Money Market, High Yield Bond, Comstock, Mid-Cap Growth, Real Estate, and VN Small-Cap Value Variable Accounts, appearing in the Annual Report on Form N-30D of Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company for the year ended December 31, 2006, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information of Pacific Select Variable Annuity Separate Account, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 17, 2007

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 40 to Registration Statement No. 033-32704 on Form N-4 of our report dated March 2, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to changes in the method of accounting for variable interest entities in 2005 and certain non-traditional long-duration contracts in 2004) relating to the financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statement of Additional Information of Pacific Select Variable Annuity Separate Account, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information of Pacific Select Variable Annuity Separate Account.

/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 17, 2007